UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2007

CTI Group (Holdings) Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-262-4582

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

On December 12, 2007, it was determined that revised future sales projections attributable to certain product enhancements for the Company’s SmartBill® product ("Product Enhancements") resulted in a net realizable value of $0, which was less than the carrying value of $199,374 of such Product Enhancements; as a result, the Company will record a corresponding impairment charge of $199,374 in the fourth quarter of 2007. There were no cash expenditures made in 2007 which were associated with the Product Enhancements. The Company anticipates there will be no future cash expenditures related to the impairment of the Product Enhancements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

December 18, 2007	By:	/s/ Manfred Hanuschek

Name: Manfred Hanuschek
Title: Chief Financial Officer